                                 EXHIBIT 10.42

                           AGREEMENT FOR CONVERSION OF
                      PREFERRED STOCK, SALE OF COMMON STOCK
                   AND SETTLEMENT OF PREFERRED STOCK DIVIDENDS

     THIS AGREEMENT is made as of September 30, 1996 by and among TIPPERARY CORPORATION, a Texas corporation ("Tipperary"), UNITED STATES EXPLORATION, INC., a Colorado corporation ("USXP"), Dale Jensen, and Jerome N. Fenna and Betty A. Fenna, JTEN (the latter two parties collectively shall be referred to hereafter as "Purchasers").

                                    RECITALS

     A. Tipperary and USXP entered into that certain Purchase Agreement, dated July 18, 1994, under which Tipperary acquired 250,000 shares of USXP's 1994 Series A Convertible Preferred Stock and 104,000 shares of USXP's 1994 Series B Convertible Preferred Stock (the foregoing Series A and Series B stock together shall hereafter be referred to as the "Preferred Stock"). The Preferred Stock is convertible into 786,667 shares of the common stock of USXP ("Common Stock").

     B.   USXP has failed to declare or pay dividends on the Preferred Stock.

     C. Tipperary and USXP wish to resolve USXP's obligation to pay cumulative, unpaid dividends on the Preferred Stock, which will involve the conversion by Tipperary of the Preferred Stock into Common Stock and issuance by USXP of Common Stock to Tipperary as payment of the Preferred Stock dividends; and Tipperary wishes to sell, and Purchasers wish to purchase, 636,667 shares of the Common Stock which Tipperary will receive upon conversion of the Preferred Stock.

                                    AGREEMENT

     In consideration of the mutual promises and consideration as set forth herein, the parties agree as follows:

                                    SECTION 1
              CONVERSION OF PREFERRED STOCK; SALE OF COMMON STOCK;
          ISSUANCE OF COMMON STOCK IN EXCHANGE FOR PREFERRED DIVIDENDS

     1.1 CONVERSION OF PREFERRED STOCK. Effective upon the Closing (as defined in Section 2.1), Tipperary shall exercise its option to convert all of the Preferred Stock into shares of Common Stock; and Tipperary and USXP agree that the 354,000 shares of Preferred Stock shall be converted into 786,667 shares of Common Stock (said 786,667 shares hereafter shall be referred to as the "Conversion Stock"), which thereupon will be issued by USXP.

     1.2 SALE OF CONVERSION STOCK. At the Closing (as defined in Section 2.1 hereof), subject to the terms and conditions hereof, Tipperary will sell to Purchasers and Purchasers will purchase from the Tipperary 636,667 shares of the Conversion Stock, for which Purchasers will pay a price of $1.25 per share, amounting to $795,833.75, payable immediately.

     1.3 SETTLEMENT OF UNPAID, CUMULATIVE DIVIDENDS. Tipperary and USXP agree that the total amount of accrued and unpaid cumulative dividends on the Preferred Stock is and will remain at $190,000 if the conditions and transactions set forth herein are fulfilled and consummated. As provided hereafter, USXP will issue Common Stock in payment of said $190,000 of accrued dividends, at a price per share of Common Stock equal to the average of the closing bid and asked prices of the Common Stock on the Nasdaq SmallCap Market on each of the first five trading days in November 1996. Thus, for instance, if



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the average of such prices was $2.00, then 95,000 shares of Common Stock would be issued to Tipperary in payment of the preferred dividends ($190,000 DIVIDED BY $2.00 = 95,000 shares). The shares of Common Stock to be issued in payment of the preferred dividends (the "Dividend Shares") shall be restricted within the meaning in the Securities Act of 1933, as amended (the "1933 Act") and issued by USXP to Tipperary on or before November 15, 1996.

                                    SECTION 2
                                CLOSING; DELIVERY

     2.1 CLOSING DATE. The closing of the conversion of the Preferred Stock into the Conversion Stock and the purchase and sale 636,667 shares of the Conversion Stock shall be held at the offices of Overton, Babiarz & Sykes, 7720 East Belleview Avenue, Suite 200, Englewood, Colorado 80111, at 11:00 a.m., local time on September 30, 1996 (the "Closing") or at such other time and place upon which the parties shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.2  DELIVERY.

     a. At the Closing, Tipperary will deliver its certificates for the Preferred Stock, duly endorsed conversion, and in consummation of the conversion of the Preferred Stock into the Conversion Stock, USXP will deliver three certificates for the Conversion Stock. Two of the Conversion Stock Certificates will be for the respective number of shares to be purchased by Purchasers and issued to Purchasers, totaling 636,667 shares; and the third certificate, for
150,000 shares of Common Stock, will be issued to Tipperary.   The Conversion
Stock shall be restricted within the meaning in the 1933 Act and be registered in the respective names of Purchasers and Tipperary.

     b. At the Closing, in consideration of the conveyance and delivery by Tipperary of 636,667 shares of the Conversion Stock, Purchasers will deliver, in certified funds, their respective portions of the $795,833.75 payable to Tipperary.

                                    SECTION 3
                     REPRESENTATIONS AND WARRANTIES OF USXP

     Except as set forth on Exhibit 3 attached hereto, USXP represents and warrants to Tipperary and Purchasers as follows:

     3.1 ORGANIZATION AND STANDING; ARTICLES AND BYLAWS. USXP is a corporation duly organized and existing under, and by virtue of, the laws of the State of Colorado and is in good standing under such laws. USXP has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. USXP is not presently qualified to do business as a foreign corporation in any jurisdiction except Kansas, and the failure to be so qualified will not have a material adverse effect on USXP business as now conducted or as now proposed to be conducted. USXP has furnished the other parties with copies of its Articles of Incorporation and Bylaws, as amended. Said copies are true and correct and complete and contain all amendments through the Closing Date.

     3.2 CORPORATE POWER. USXP has or will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Conversion Stock upon conversion of the Preferred Stock, to issue the Dividend Stock, and to carry out and perform its obligations under the terms of this Agreement.






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


     3.3 SUBSIDIARIES. All of the subsidiaries of USXP are as disclosed in its Form 10-KSB for the fiscal year ended March 31, 1996, and all such subsidiaries are duly organized and existing and by virtue of the laws of the state of their incorporation and are in good standing under such laws. Each such subsidiary has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. Each such subsidiary is not presently qualified to do business as a foreign corporation in any jurisdiction and the failure to be so qualified will not have a material adverse effect on the business of USXP as now conducted or as now proposed to be conducted. USXP has no other subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     3.4 CAPITALIZATION. The authorized capital stock of USXP consists of 500,000,000 shares of Common Stock, of which 6,780,504 shares are issued and outstanding; and 100,000,000 shares of Preferred Stock, of which 250,000 have been designated "1994 Series A Convertible Preferred Stock" and 104,000 have been designated "1994 Series B Convertible Preferred Stock" and are issued, outstanding and currently held by Tipperary. Also, USXP has established a 1996 Series C Convertible Preferred Stock under which a total of up to 4,000,000 shares may be issued; USXP has reserved sufficient common shares in respect of conversion of said preferred stock. USXP has reserved 786,667 shares of Common Stock for issuance upon conversion of the Preferred Stock. USXP has made reservation for all shares which may be issued under options it has outstanding, and USXP has disclosed in all material respects the amounts and terms of options it has outstanding in the aforementioned Form 10-KSB; since the date of the Form 10-KSB there have been no grants of options or exercises of options that are material. All outstanding securities of USXP have been duly and validly issued and are fully paid and nonassessable and were issued in compliance with applicable federal and state securities laws. The Preferred Stock has the rights, preferences, privileges and restrictions set forth in the statement establishing the two series of the Preferred Stock. Except as set forth above, there are no options, warrants or other rights to purchase any of USXP's authorized and unissued capital stock. USXP has no treasury shares.

     3.5 AUTHORIZATION. All corporate action on the part of USXP, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by USXP, the issuance of the Conversion Stock at Closing upon conversion of the Preferred Stock, the issuance of the Dividend Stock, and the performance of all of USXP's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by USXP, shall constitute a valid and binding obligation of USXP, enforceable in accordance with its terms. The Conversion Stock and Dividend Stock have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Articles of Incorporation of USXP, will be validly issued, fully paid and nonassessable; and the Preferred Stock is and Conversion Stock and Dividend Stock will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof through no action of USXP; provided, however, that the Preferred Stock is and the Conversion Stock and Dividend Stock will be subject to restrictions on transfer under state and federal securities laws as set forth herein. The Preferred Stock is not, and the Conversion Stock and Dividend Stock when issued will not be, subject to any preemptive rights or rights of first refusal.

     3.6 FINANCIAL STATEMENTS. USXP has delivered to the other parties copies of its Form 10-KSB, including any amendments, for the year ended March 31, 1996, and its Form 10-QSB, including any amendments, for the quarter ended June 30, 1996, including the audited financial statements of USXP as of March 31, 1996 and March 31, 1995 and for the two years then ended and interim financial statements for the quarter ended June 30, 1996 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of USXP as of the dates, and during the periods, indicated therein. Since June 30, 1996, there has not been any change in



                                     -3-

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the assets, liabilities, financial condition or operations of USXP from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

     3.7 ABSENCE OF CHANGES. Since June 30, 1996 and other than as disclosed in writing to Tipperary and Purchaser: (a) USXP has not entered into any transaction which was not in the ordinary course of business, (b) there has been no material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of USXP other than changes in the ordinary course of business, none of which, individually or in the aggregate, has been materially adverse, (c) there has been no damage to, destruction of or loss of physical property (whether or not covered by insurance) materially adversely affecting the business or operations of USXP, (d) USXP has not declared or paid any dividend or made any distribution of its stock, or redeemed, purchased or otherwise acquired any of its stock, (e) USXP has not increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business,
(f) there has been no resignation or termination of employment of any key officer or employee of USXP, with the exception of the resignation of Terry L. Carroll, the former President of USXP, which has been fully disclosed to the other parties, and USXP does not know of the impending resignation or termination of employment of any such officer or employee that if consummated would have a material adverse effect on its business, (g) there has been no labor dispute involving USXP or its employees and none is pending or, to the best of USXP's knowledge, threatened, (h) there has not been any change, except in the ordinary course of business, in the contingent obligations of USXP, by way of guaranty, endorsement, indemnity, warranty or otherwise, (i) there have not been any loans made by USXP to any of its employees, officers or directors other than travel advances and office advances made in the ordinary course of business, and (i) to the best knowledge of USXP, there has been no other event or condition of any character pertaining to and materially adversely affecting the assets or business of USXP.

     3.8 MATERIAL LIABILITIES. USXP has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except
(i) the liabilities and obligations set forth in the Financial Statements, (ii) liabilities and obligations which have been incurred subsequent to June 30, 1996 in the ordinary course of business which have not been in the aggregate, materially adverse, (iii) liabilities and obligations under leases for its principal offices and for equipment, and (iv) liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

     3.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. USXP has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of USXP, and which have not arisen otherwise than in the ordinary course of business, and (iii) the liens to its commercial bank as disclosed in its Securities and Exchange Commission ("SEC") filings.

     3.10 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. USXP is not in violation of any term of its Articles of Incorporation or Bylaws, or, in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and is not in violation of any order, statute, rule or regulation applicable to USXP where such violation would materially and adversely affect USXP. The execution, delivery and performance of and compliance with this Agreement, and the conversion of the Preferred Stock and issuance of the Conversion Stock and Dividend Stock, will not result in any violation of, or conflict with, or constitute a material default under, USXP's Articles of Incorporation or Bylaws or any of its agreements or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of USXP; and there is no such violation or default which materially and adversely affects the business of USXP or any of its properties or assets.

     3.11 CONDUCT OF BUSINESS. The business and operations conducted by USXP are being conducted in compliance in all material respects with all applicable laws, rules and regulations of all public and private authorities, foreign or domestic, having jurisdiction over USXP. USXP owns or licenses all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and other similar rights necessary for the conduct of its business as currently conducted.

     3.12 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against USXP or its properties before any court or governmental agency.

     3.13 EMPLOYEES. To the best of USXP's knowledge, no employee of USXP is in violation of any term of any employment contract, or any other contract or agreement relating to the relationship of such employee with USXP or any other party because of the nature of the business conducted or to be conducted by USXP.

     3.14 CERTAIN TRANSACTIONS. Other than as set forth in filings with the Securities and Exchange Commission ("SEC"), USXP is not indebted, directly or indirectly, to any of its officers, directors or shareholders or to their respective spouses or children, in any material amount whatsoever; none of said officers, directors or, to the best of USXP's knowledge, shareholders, or any members of their immediate families, are indebted to USXP or have any direct or indirect ownership interest in any firm or corporation with which USXP is affiliated or with which USXP has a business relationship, or any firm or corporation which competes with USXP except that officers, directors and/or shareholders of USXP may own less than 1% of the stock of publicly traded companies which may compete with USXP. No officer, director or shareholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with USXP. USXP is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.15 MATERIAL CONTRACTS AND OBLIGATIONS. Attached hereto as Exhibit 3.15 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which USXP is a party or by which it is bound that are material to the conduct and operations of its business and properties and which are not disclosed in USXP's SEC filings; or which involve transactions or proposed transactions between USXP and its officers, directors, affiliates or any affiliate thereof and are not disclosed in USXP's filings. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Purchasers. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     3.16 REGISTRATION RIGHTS. Except as set forth in this Agreement and those rights existing as of the date hereof to T.L. Carroll Enterprises and Producers Services Incorporated, USXP is not under any contractual obligation to register (as defined in Section 8.1 below) any of its presently outstanding securities or any of its securities which may hereafter be issued.

     3.17 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of (or designation, declaration of filing with) any governmental authority on the part of USXP is required in connection with the valid execution and delivery of this Agreement, the conversion of the Preferred Stock, or the offer, sale or issuance of the Conversion Stock and Dividend Stock, or the consummation of any other transaction contemplated hereby, except for such filings at the offices of the Colorado Secretary of State which may be required in conjunction with the retirement of the Preferred Stock.





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

     3.18 OFFERING. Based upon representations and warranties of Tipperary and Purchasers, the conversion of the Preferred Stock, the offer, sale and issuance of the Conversion Stock upon conversion of the Preferred and sale to the Purchasers, and the issuance of the Dividend Stock, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and exempt from the Colorado Securities Act, as amended 11-51-101, C.R.S., ET SEQ.

     3.19 BROKERS OR FINDERS; OTHER OFFERS. USXP has not incurred, and will not incur, directly or indirectly, as a result of any action taken by USXP, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, except as provided in Section 8.

     3.20 SECURITIES AND EXCHANGE COMMISSION ("SEC") REPORTING. USXP has filed all reports or other documents required to be filed with the SEC and all such documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

     3.21 TAXES. USXP has filed all federal, state, local and foreign income, withholding and franchise tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and payable except for a claim or assessment which USXP has reasonable grounds to dispute and which in the aggregate would not have a material adverse effect on the business, business prospects, financial condition, results of operations or properties of USXP, taken as a whole.

     3.22 INTERNAL CONTROLS. USXP maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.23 DISCLOSURE. This Agreement with the Exhibits hereto when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. All transactions during USXP's current fiscal year and last three full fiscal years between USXP and any person who is or was during such time period an officer, director or 5% stockholder of USXP have been accurately disclosed in all material respects under the circumstances under which they were made in applicable reports to the SEC to the extent required and the terms of each such transaction are and were in all material respects fair to USXP.


                                    SECTION 4
           REPRESENTATIONS AND WARRANTIES OF TIPPERARY AND PURCHASERS

     Each of Tipperary and Purchasers hereby represents and warrants as follows with respect to its respective receipt upon issuance or purchase of a portion of the Conversion Stock or Dividend Stock:

     4.1 EXPERIENCE. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to USXP so that it is capable of evaluating the merits and risks of its investment in USXP and has the capacity to protect its own interests.

     4.2 INVESTMENT. It is acquiring the Conversion Stock or Dividend Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Conversion Stock and Dividend Stock have not been, and, except as provided in Section 8 below, will not be, registered under the Securities Act, and is sold to Tipperary and Purchasers by reason of specific exemptions from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Tipperary and Purchasers' representations.

     4.3 RULE 144. It acknowledges that the Conversion Stock and Dividend Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about USXP, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.4 ACCESS TO DATA. It has had an opportunity to discuss USXP's business with USXP's management. It has also had an opportunity to ask questions of officers of USXP.

     4.5 AUTHORIZATION. This Agreement when executed and delivered respectively by Tipperary and Purchasers will constitute a valid and legally binding obligation respectively of Tipperary and Purchasers, enforceable in accordance with its terms.

     4.6 BROKERS OR FINDERS. Except as provided in Section 8 below, USXP has not, and will not, incur, directly or indirectly, as a result of any action taken by Tipperary or Purchasers, any liability for brokerage or finders' fees or agents' commissions in connection with this Agreement.


                                    SECTION 5
                TIPPERARY'S AND PURCHASERS' CONDITIONS TO CLOSING

     Tipperary's obligations to convert the Preferred Stock into the Conversion Stock and sell 636,667 shares of the Conversion Stock to Purchasers, Purchasers' obligations to purchase the 636,667 shares of the Conversion Stock at the Closing, and Tipperary's purchase and acceptance of the Dividend Stock in payment of the accrued and unpaid cumulative dividends on the Preferred Stock are subject to the fulfillment of the following conditions:

     5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by USXP in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by USXP on or prior to the Closing Date shall have been performed or complied with in all material respects. The occurrence of a closing shall constitute an acknowledgment by the Tipperary and Purchasers that they are satisfied that, based upon the representations and warranties of USXP herein, USXP has ratified all conditions, covenants and agreements required prior to the Closing.

     5.3 COMPLIANCE WITH STATE SECURITIES LAWS. USXP shall have obtained all permits and qualifications required by any state for the conversion of the Preferred Stock and for the offer, sale and issuance of the Conversion Stock and Dividend Stock to Tipperary and Purchasers, or shall have the availability of exemptions therefrom.

     5.4 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by the respective counsel to Tipperary and Purchasers.

     5.5 OPINION OF USXP'S COUNSEL. Tipperary and Purchasers shall have received from Overton, Babiarz & Sykes, counsel to USXP, an opinion dated the Closing Date, in form and substance satisfactory to Tipperary and Purchasers, to the effect that:

          (a) USXP is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and USXP has the requisite corporate power and authority to own its properties and to conduct its business.

          (b) USXP is not presently required to be qualified to do business as a foreign corporation in any state or jurisdiction of the United States, other than Texas.

          (c) USXP has the requisite corporate power and authority to execute, deliver and perform this Agreement. The Agreement has been duly and validly authorized by USXP, duly executed and delivered by an authorized officer of USXP and constitutes a legal, valid and binding obligation of USXP. Subject to bankruptcy and other laws of general application affecting the rights and remedies of creditors, the Agreement is enforceable according to its terms, except insofar as the enforceability of the indemnification provisions of
Section 8.11 of the Agreement may be limited by applicable laws and except that no opinion need be given as to the availability of equitable remedies.

          (d)  The capitalization of USXP is as follows:

               (i) Preferred Stock. 100,000,000 shares of Preferred Stock, of which 250,000 shares have been designated "1994 Series A Convertible Preferred Stock" and 104,000 shares have been designated "1994 Series B Convertible Preferred Stock" and are issued, outstanding and held by Tipperary. The Preferred Stock has been duly authorized, issued and delivered, and is validly outstanding, fully paid and nonassessable. The respective rights, privileges and preferences of the Preferred Stock are as stated in the statement establishing the two series of the Preferred Stock. The Conversion Stock and Dividend Stock have been duly and validly reserved for issuance and the Conversion Stock, when issued in accordance with the statement establishing the Preferred Stock, and the Dividend Stock, when issued, will be validly issued, fully paid and nonassessable.

               (ii) Common Stock. 500,000,000 shares of Common Stock, of which 6,780,504 shares have been duly authorized, issued and delivered and are validly outstanding, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

               (iii) Except for (A) the conversion privileges of the Preferred Stock and (B) 2,900,00 shares of Common Stock reserved for issuance to prospective employees upon exercise of outstanding employee stock options, there are no preemptive rights or, to the best of such counsel's knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of USXP's securities.

          (e) The certificates representing the Preferred Stock and shares of Common Stock are in due and proper form and have been duly and validly executed by the officers of USXP named thereon.

          (f) The execution, delivery, performance and compliance with the terms of this Agreement do not violate any provision of any applicable federal, state or local law, rule or regulation or of any judgment, writ, decree or other binding upon USXP or any provision of USXP's amended Articles of Incorporation or Bylaws and, to the best of such counsel's knowledge, do not conflict with or constitute a default under the provision of any agreement to which USXP is a party or by which it is bound.

          (g) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal or statement governmental authority on the part of USXP required in connection with the consummation of the transactions contemplated by this Agreement have been obtained and are effective as of the Closing, and such counsel is not aware of any proceedings, or threat thereof, which question the validity thereof.

          (h) The conversion of the Preferred Stock and the offer, sale and issuance of the Conversion Stock and Dividend Stock pursuant to the terms of this Agreement are exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 4(2) thereof and/or other applicable exemptions and from the qualification requirements of the securities laws of the state of Colorado, and/or all requisite permits, qualifications and orders have been obtained.

          (i) Except as set forth on the schedule of exceptions attached to the Agreement as Exhibit 5.6, such counsel is not aware that there is any action, proceeding or investigation pending, against USXP or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, which questions the validity of the Agreement or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of USXP, nor is such counsel aware of any litigation pending against USXP or any of its officers, directors or employees, or that any of the foregoing has received any threat thereof, by reason of the proposed activities of USXP, the past employment relationships of its officers, directors or employees, or negotiations by USXP or any of its officers or directors with possible investors in USXP or its business.

          (j) USXP is not in violation of any provisions of its Articles of Incorporation or Bylaws, and neither of such documents is in violation of any provision of Colorado law.

                                    SECTION 6
                          USXP'S CONDITIONS TO CLOSING

     USXP's obligations at the Closing Date are subject to the fulfillment as of the Closing Date of the following conditions, provided, however, that nothing in this Section 6 shall affect or diminish Tipperary's rights under Section 1.4:

     6.1 REPRESENTATIONS. The representations made by Tipperary and Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.2 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to USXP.

                                    SECTION 7
                          AFFIRMATIVE COVENANTS OF USXP

     USXP hereby covenants and agrees as follows:

     7.1 TAXES AND OTHER LIABILITIES. USXP will pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties which may be material to the operations of USXP, and all its other material liabilities at any time existing, except to the extent and so long as (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon the financial condition of USXP or the loss of any right of redemption from any sale thereunder and (b) USXP shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it adequate with respect thereto.

     7.2 NOTICE OF LITIGATION AND DISPUTES. USXP will promptly notify the other parties of any suits or litigation instituted against it, or disputes that have a high probability of resulting in a suit of significance against it.

     7.3 RULE 144 REPORTING. With a view to making available to Tipperary and Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Conversion Stock and Dividend Stock to the public without registration, USXP agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

          (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of USXP under the Securities Act and the Exchange Act of 1934 (the "Exchange Act"); and

          (c) So long as the Tipperary or Purchasers own any Restricted Securities (as defined in Section 8.1 hereof), furnish to Tipperary and Purchasers forthwith upon request a written statement by USXP as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of USXP filed with the SEC, and such other reports and documents of USXP and other information in the possession of or reasonably obtainable by USXP as Tipperary and Purchasers may reasonably request in availing themselves of any rule or regulation of the SEC allowing Tipperary and Purchasers to sell any such securities without registration. Additionally, at the request of Tipperary or Purchasers, USXP also agrees to furnish Tipperary or the requesting Purchaser, as the case may be, with quarterly financial statements of USXP.

                                    SECTION 8
                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
               COMPLIANCE WITH SECURITIES ACT; REGISTRATION RIGHTS

     8.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Conversion Stock" means the Common Stock issued or issuable pursuant to conversion of the Preferred Stock.

     "Dividend Stock" means the Common Stock issued or issuable pursuant to this Agreement in payment to Tipperary for the accrued and unpaid cumulative dividends on the Preferred Stock.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Holder" shall mean Tipperary holding Registrable Securities and any person holding Registrable Securities to whom the rights under this Section 8 have been transferred in accordance with Section 8.12 hereof.

     "Initiating Holders" shall mean Tipperary or transferees of Tipperary under
Section 8.12 hereof who in the aggregate are Holders of greater than 5% of the Registrable Securities.

     "Registrable Securities" means (i) the 150,000 shares of the Conversion Stock retained by Tipperary following the Closing and the Dividend Stock to be received by Tipperary hereunder in payment of accrued and unpaid cumulative dividends on the Preferred Stock; and (ii) any Common Stock of USXP issued or issuable in respect of the Common Stock set forth in the preceding clause (i) upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Common Stock set forth in the preceding clause (i); provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in the opinion of counsel to USXP in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are or may be removed upon the consummation of such sale.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses, except Selling Expenses as defined below, incurred by USXP in complying with Sections 8.4, 8.5 and 8.6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for USXP, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of USXP which shall be paid in any event by USXP) and the reasonable fees and disbursements of one counsel for all Holders in the event of exercise of requested registrations provided for in Sections 8.5, 8.6 and 8.7 hereof.

     "Restricted Securities" shall mean the securities of USXP required to bear the legend set forth in Section 8.2 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth in the definition of Registration Expenses, all reasonable fees and disbursements of counsel for any Holder.

     8.2 RESTRICTIONS ON TRANSFERABILITY. The Conversion Stock and Dividend Stock shall not be sold, assigned, transferred or pledged except upon satisfaction of the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act. Tipperary and each of Purchasers will cause any proposed purchaser, assignee, transferee, or pledgee of the Conversion Stock or Dividend Stock respectively held by Tipperary or either of Purchasers to agree to take and hold such securities subject to the provisions and conditions of this Section 8.

     8.3 RESTRICTIVE LEGEND. Each certificate representing the Conversion Stock or Dividend Stock and (iii) any other securities issued in respect of the Conversion Stock or Dividend Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 8.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED IN A TRANSACTION OUTSIDE OF THE UNITED STATES UNDER REGULATION S.

Tipperary, Purchasers and each Holder consents to USXP making a notation on its records and giving instructions to any transfer agent of the Conversion Stock or Dividend Stock in order to implement the restrictions on transfer established in this Section 8.

     8.4  REQUESTED REGISTRATION.

          (a) REQUEST FOR REGISTRATION. In case USXP shall receive from Initiating Holders a written request that USXP effect a registration under the Securities Act with respect to not less than 50,000 shares (as adjusted for recapitalization) of Registrable Securities, USXP will:

               (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by USXP within 20 days after receipt of such written notice from USXP;

     Provided, however, that USXP shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 8.4 prior to March 1, 1997; and provided further that any sale of Registrable Securities pursuant to such registration shall not be permitted before June 2, 1997.

     Subject to the foregoing clause, USXP shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

          (b)  UNDERWRITING.  In the event that a registration pursuant to this
Section 8.4 is for a registered public offering involving an underwriting, USXP shall so advise the Holders as part of the notice given pursuant to Section 8.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 8.4 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 8.4, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited as provided herein.

     USXP shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by a majority in interest of the initiating Holders, but subject to USXP's reasonable approval. Notwithstanding any other provision of this Section 8.4, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then USXP shall so advise all Holders participating and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, USXP or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to USXP, the managing underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     8.5  COMPANY REGISTRATION.

          (a) NOTICE OF REGISTRATION. If at any time or from time to time USXP shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, USXP will:

               (i)    promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from USXP, by any Holder.

          (b) UNDERWRITING. If the registration of which USXP gives notice is for a registered public offering involving an underwriting, USXP shall so advise the Holders as a part of the written notice given pursuant to Section 8.5(a)(i). In such event the right of any Holder to registration pursuant to Section 8.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with USXP and any other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by USXP. Notwithstanding any other provision of this
Section 8.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. USXP shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, it being understood that USXP is under no obligation to reduce the number of shares that may be underwritten for USXP. To facilitate the allocation of shares in accordance with the above provisions, USXP may round the number of shares allocated to any Holder or other shareholder to the nearest 100 shares. If any Holder or other shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to USXP and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. USXP may include shares of Common Stock held by shareholders other than Holders in a registration statement pursuant to Sections 8.4 or 8.5 if, and to the extent that, the amount of Registrable Securities otherwise included in such registration statement would not thereby be diminished.

          (c) RIGHT TO TERMINATE REGISTRATION. USXP shall have the right to terminate or withdraw any registration initiated by it under this Section 8.5 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     8.6  REGISTRATION ON FORM S-3.

          (a) If any Holder or Holders holding in the aggregate not less than 5% of the then outstanding Registrable Securities request that USXP file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $100,000, USXP shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that USXP shall not be required to effect more than one registration pursuant to this Section
8.6 in any six month period or in excess of five registrations under this
Section 8.6. The substantive provisions of Section 8.4(b) shall be applicable to each registration initiated under this Section 8.6, provided, however, that USXP shall not be obligated to take any action to effect such registration before March 1, 1997; and provided further that any sale of Registrable Securities pursuant to such registration shall not be permitted before June 2, 1997.

     8.7 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the Closing Date, USXP shall not enter into any agreement granting any holder or prospective holder of any securities of USXP registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the Holders hereunder; or (ii) such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders hereunder.


     8.8  EXPENSES OF REGISTRATION.

          (a) All Registration Expenses incurred pursuant to Sections 8.4, 8.5 and 8.6 will be borne by USXP. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the USXP, except that if the average gross sales price per share with respect to a particular offering with respect to shares sold by Holders is $7.00 or more, then the Selling Expenses of such securities shall be born pro rata on the basis of the number of shares so registered by each Holder.

     8.9 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by USXP pursuant to this Section 8, USXP will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. USXP will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least six months (except 18 months for a Registration Statement on Form S-3), and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for the periods as specified above;

          (b) Enter into a written underwriting agreement in customary form and substance reasonably satisfactory to USXP, the Holders and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

          (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

          (d) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within 10 days prior to the original filing of such registration statement;

          (e) Notify the Holders (or if they have appointed an attorney-in-fact, such attorney-in-fact) participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) Notify such Holders or their attorney-in-fact promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) Prepare and file with the Commission promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the reasonable opinion of counsel for such Holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders within the time frame in Subsection (a) above;

          (h) Prepare and promptly file with the Commission, and promptly notify such Holders or their attorney-in-fact of the filing of, such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

          (i) In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

          (j) Advise such Holders or their attorney-in-fact, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (k) At the request of any such Holder, furnish on the effective date of the registration statement and, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion, dated each such date, of the counsel representing USXP for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to USXP, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) to the extent USXP's accounting firm is willing to do so, a letter dated each such date, from the independent certified public accountants of USXP, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of USXP included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additional covering such other financial matters, including information as to the period ending not more than five business days prior to the date of such letter with respect to the registration statement and prospectus, as the underwriters or such requesting Holder or Holders may reasonably request.

     8.10 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish USXP such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as USXP may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

     8.11 INDEMNIFICATION.

          (a) USXP will indemnify each Holder, each of its officers, directors, partners, employees, agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by USXP of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to USXP in connection with any such registration, qualification or compliance, and USXP will reimburse each such Holder, each of its officers, directors, partners, employees, agents and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that USXP will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to USXP by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify USXP, each of its directors and officers, each underwriter, if any, of USXP's securities covered by such a registration statement, each person who controls USXP or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors, partners, employees, agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse USXP, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to USXP by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the initial public offering price of the shares sold by such Holder.

          (c) Each party entitled to indemnification under this Section 8.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     8.12 TRANSFER OF REGISTRATION RIGHTS. The rights to cause USXP to register securities granted to Tipperary under Sections 8.4, 8.5 and 8.6 may be assigned to a transferee or assignee reasonably acceptable to USXP in connection with any transfer or assignment of Registrable Securities by Tipperary provided that:
(i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 5% of the Registrable Securities (appropriately adjusted for Recapitalizations).

                                    SECTION 9
                                  MISCELLANEOUS

     9.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of Colorado.

     9.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Tipperary or Purchasers and the closing of the transactions contemplated hereby.

     9.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     9.5 NOTICES, ETC.. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed:

     (a) if to the Tipperary,
                         Attn:  David L. Bradshaw, President and CEO
                         633 Seventeenth Street, Suite 1550
                         Denver, Colorado 80202,

           with a copy to
                         Reid A. Godbolt, Esq.
                         Jones & Keller, P.C.
                         1625 Broadway, Suite 1600
                         Denver, Colorado 80202

     (b) if to USXP,
                         Attn: Demetrie D. Carone, Chairman/President/CEO United States Exploration, Inc.
                         1901 New Street
                         Independence, Kansas 67301

          with a copy to
                         David J. Babiarz, Esq.
                         Overton, Babiarz & Sykes
                         7720 East Belleview Avenue, Suite 200
                         Englewood, Colorado 80111


     (c) if to Dale Jensen:



     (d) if to Jerome N. Fenna and Betty A. Fenna:



     or to such address as a party may have designated in writing to the other parties.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     9.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of the Preferred Stock, the Conversion Stock, the Dividend Stock or Registrable Securities, upon breach or default by USXP, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Except as provided in Section 9.4 hereof, any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     9.7 EXPENSES. USXP, Tipperary and Purchasers shall bear their own expenses incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, except as provided with respect to registration rights in Section 8..

     9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and all of which together shall constitute one instrument.

     9.9 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     9.10 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     The foregoing Agreement is hereby executed as of the date first above written.

UNITED STATES EXPLORATION, INC.         TIPPERARY CORPORATION


By: /s/ Demetrie D. Carone              By: /s/ David L. Bradshaw
   ----------------------------            ---------------------------
     Demetrie D. Carone                      David L. Bradshaw
     Chairman/President/CEO                   President and Chief
                                              Executive Officer


[PURCHASER]                             [PURCHASER]


By:____________________________         By:___________________________

                                   EXHIBIT INDEX

3    Exceptions to Section 3

3.15 List of Material Contracts of USXP not disclosed in SEC Filings